Exhibit 3.31

STATE OF TENNESSEE Tre Hargett, Secretary of State Division of Business Services William R. Snodgrass Tower 312 Rosa L. Parks AVE, 6th FL Nashville, TN 37243-1102

Delta Medical Services, LLC STE 610 830 CRESCENT CENTRE DR FRANKLIN, TN 37067-7323	July 31, 2013

Control # 650237	Effective Date: 07/31/2013

Document Receipt

Receipt #: 1113123	Filing Fee:	$400.00

Payment-Check/MO - WALLER LANSDEN DORTCH & DAVIS LLP, Nashville, TN		$80.00
Payment-Check/MO - WALLER LANSDEN DORTCH & DAVIS LLP, Nashville, TN		$20.00
Payment-Check/MO - WALLER LANSDEN DORTCH & DAVIS LLP, Nashville, TN		$300.00

ACKNOWLEDGMENT OF CONVERSION

Delta Medical Services, Inc. converted from a TENNESSEE Corporation For-Profit to

Delta Medical Services, LLC

a TENNESSEE Limited Liability Company

This will acknowledge the filing of the attached Articles of Conversion with an effective date as indicated above.

When corresponding with this office or submitting documents for filing, please refer to the control number given above.

You must also file this document in the office of the Register of Deeds in the county where the entity has its principal office if such principal office is in Tennessee.

Tre Hargett
Secretary of State

Processed By: Cynthia Dunn

Phone (615) 741-2286  *  Fax (615) 741-7310  *  Website: http://tnbear.tn.gov/

ARTICLES OF ENTITY CONVERSION

(Domestic Business Corporation to a Domestic Unincorporated Entity) (ss-4612)

Business Services Division Tre Hargett, Secretary of State State of Tennessee 312 Rosa L. Parks Ave., 6th Fl. Nashville, TN 37243 (615) 741-2286 Filing Fee: $100.00	For Office Use Only
Pursuant to the provisions of T.C.A. §48-21-112(a) of the Tennessee Business Corporation Act, the undersigned hereby submits these articles of entity conversion:

1.	Name of corporation immediately before the filling of the articles of entity conversion:	Delta Medical Services, Inc.

Secretary of State Control Number:	0650237

Name to which the corporation is to be changed:	Delta Medical Services, LLC

2.	The type of unincorporated entity that the survivor will be (check one):

☐ General Partnership ☒ Limited Liability Company ☐ Limited Partnership ☐ Business Trust ☐ Joint Stock Association ☐ Unincorporated Nonprofit Association ☐ Other:

3.	The plan of entity conversion was duly approved by the shareholders in the manner required by this chapter and the charter.

4.

If the survivor is a filing entity, attached is the applicable public organic document, except that provisions that would not be required to be included in a restated public organic document may be omitted.

5.	If the document is not to be effective upon filing by the Secretary of State, the delayed effective date and time is:

(Not to exceed 90 days)	Effective Date:	/ /	Time:
Month Day Year

7/31/2013

Signature Date	Signature

Vice President and Secretary	Christopher L. Howard

Signer’s Capacity	Name (printed or typed)

  *Note: Pursuant to T.C.A. §10-7-503 all information on this form is public record.

Submitter Information: Name:	Ann K. Rich	Phone #:	(615) 850-8745

SS-4612 (01/13)	RDA 1678

ARTICLES OF ORGANIZATION

OF

DELTA MEDICAL SERVICES, LLC

The undersigned, acting as the organizer of a limited liability company (the “Company”) under the Tennessee Revised Limited Liability Company Act, Tennessee Code Annotated, Sections 48-249-101, et seq. (the “Act”), as amended, hereby adopts the following Articles of Organization for such limited liability company:

ARTICLE I

Name

The name of the limited liability company is Delta Medical Services, LLC (the “Company”).

ARTICLE II

Registered Office and Agent

The address of the registered office is 800 S. Gay Street, Suite 2021, Knoxville, Tennessee 37929. The name of the Company’s initial registered agent is CT Corporation System.

ARTICLE III

Organizer

The name and address of the organizer of the Company is Christopher L. Howard, 830 Crescent Centre Drive, Suite 610, Franklin, Williamson County, Tennessee 37067.

ARTICLE IV

Principal Executive Office

The principal executive office of the Company is 830 Crescent Centre Drive, Suite 610, Franklin, Williamson County, Tennessee 37067.

ARTICLE V

Management

The Company shall be member-managed.

ARTICLE VI

Date of Formation

The existence of the Company is to begin upon the filing of the Articles.

Dated: July 31, 2013.

Christopher L. Howard, Organizer